Exhibit 99.1

LIMITED BRANDS REPORTS FIRST QUARTER 2010 EARNINGS

— PROVIDES SECOND QUARTER AND UPDATES FULL

YEAR 2010 EARNINGS GUIDANCE —

Columbus, Ohio, May 19, 2010 — Limited Brands, Inc. (NYSE: LTD) today reported 2010 first quarter results.

First Quarter Results

Adjusted earnings per share for the first quarter ended May 1, 2010, were $0.25 compared to earnings per share of $0.01 for the quarter ended May 2, 2009, which excludes a gain related to Express in 2010 as detailed below. First quarter operating income was $185.0 million compared to operating income of $65.2 million last year, and adjusted net income was $82.9 million compared to net income of $2.6 million last year.

The 2010 adjusted results above exclude a pre-tax gain related to a cash distribution from Express of $48.7 million, or $0.09 per share. Including this benefit, 2010 net income was $112.5 million and earnings per share were $0.34.

Comparable store sales for the first quarter increased 10 percent, and net sales were $1.932 billion compared to $1.725 billion last year.

At the conclusion of this press release is a reconciliation of reported to adjusted results.

2010 Outlook

The company stated that it expects 2010 second quarter adjusted earnings per share to be $0.27 to $0.32 compared to adjusted earnings per share of $0.19 per share last year.

For 2010, the company expects adjusted earnings per share of $1.60 to $1.80.

Earnings Call Information

Limited Brands will conduct its first quarter earnings call at 9 a.m. Eastern time on Thursday, May 20. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional first quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 2,969 specialty stores. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call:

•	general economic conditions, consumer confidence and consumer spending patterns;

•	the global economic crisis and its impact on our suppliers, customers and other counterparties;

•	the impact of the global economic crisis on our liquidity and capital resources;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	the seasonality of our business;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to expand into international markets;

•	independent licensees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•

market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•

consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	our reliance on foreign sources of production, including risks related to:

•	political instability;

•	duties, taxes and other charges on imports;

•	legal and regulatory matters;

•	volatility in currency and exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and related pricing impacts;

•	the disruption of imports by labor disputes; and

•	changing expectations regarding product safety due to new legislation.

•	the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	self-insured risks;

•	our ability to implement and sustain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2009 Annual Report on Form 10-K.

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED MAY 1, 2010 AND MAY 2, 2009

(Unaudited)

(In thousands except per share amounts)

	2010			2009
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$1,931,536	$—	$1,931,536	$1,725,237	$—	$1,725,237
Cost of Goods Sold, Buying & Occupancy	(1,237,278)	—	(1,237,278)	(1,176,881)	—	(1,176,881)

Gross Profit	694,258	—	694,258	548,356	—	548,356
General, Administrative and Store Operating Expenses	(509,282)	—	(509,282)	(483,144)	—	(483,144)

Operating Income	184,976	—	184,976	65,212	—	65,212
Interest Expense	(61,120)	—	(61,120)	(61,698)	—	(61,698)
Interest Income	642	—	642	696	—	696
Other Income	62,328	(48,694)	13,634	(977)	—	(977)

Income Before Income Taxes	186,826	(48,694)	138,132	3,233	—	3,233
Provision (Benefit) for Income Taxes	74,326	(19,064)	55,262	632	—	632

Net Income Attributable to Limited Brands, Inc. Per Diluted Share	$112,500	$(29,630)	$82,870	$2,601	$—	$2,601

Net Income Per Diluted Share	$0.34		$0.25	$0.01		$0.01

Weighted Average Shares Outstanding	332,898		332,898	323,285		323,285

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2010

In the first quarter of 2010, adjusted results exclude the following:

•	A $48.7 million pre-tax gain ($29.6M net of tax), included in other income, related to a $56.5 million cash distribution from Express.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.